Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-74245, 333-39450, 333-67720 and 333-130135) pertaining to the 1998 Stock Incentive Plan of GeoGlobal Resources Inc. and in the Registration Statement (Form S-3, No. 333-129225) of GeoGlobal Resources Inc. pertaining to our report dated April 11, 2006 (except Note 5(c), as to which the date is June 5, 2008) with respect to the consolidated financial statements of GeoGlobal Resources Inc. included in Amendment No. 1 to the Annual Report (Form 10-KSB/A) for the year ended December 31, 2005.

"Ernst & Young LLP" (signed)

CALGARY, ALBERTA                                                                           CHARTERED ACCOUNTANTS
June 6, 2008